                                                                   Exhibit 10.34


                             THE BOX WORLDWIDE, INC.
                               1221 Collins Avenue
                           Miami Beach, Florida 33139

                                 August 7, 1997

David A. Burns, COO and
Executive Vice President
Communications Equity Associates, Inc.
101 East Kennedy Boulevard, Suite 3300
Tampa, Florida 33602

         Re:      Proposed Merger With TCI Music, Inc.
                  ------------------------------------
Dear David:

         As you know, we are in the process of finalizing the terms of a merger agreement to be entered into among TCI Music, Inc., TCI Music Acquisition Sub, Inc. and The Box Worldwide, Inc. (the "Company"). Pursuant to that certain Domestic Financing Agreement, dated October 3, 1996 (the "Agreement"), between the Company and Communications Equity Associates, Inc. ("CEA"), CEA has acted as the Company's investment banking firm in connection with the proposed merger.

         The purpose of this letter is to set forth the agreement of the parties hereto with respect to the fee to be paid to CEA under the Agreement for its services to the Company in connection with the merger. If CEA is in agreement with the terms and conditions contained herein, please have an authorized representative of CEA sign and date a copy of this letter and return it to the undersigned.

         Notwithstanding the terms of the Agreement, CEA hereby agrees to receive as full payment for CEA's services in connection with the merger an aggregate of $500,000 in cash from the Company as follows: $250,000 will be paid contemporaneously with the signing of the definitive merger agreement and the balance of $250,000 will be paid upon the closing of the transactions contemplated by the definitive merger agreement. If the merger agreement is terminated for any reason prior to closing, CEA will promptly return the $250,000 paid to it by the Company.


                                   Sincerely,


                                   /s/ Alan McGlade
                                   -----------------------
                                   Chief Executive Officer


Agreed to and accepted by:

Communications Equity Associates, Inc.


By: /s/ David A. Burns
    ----------------------------------
        Authorized Representative